                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           INTERPHASE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
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     5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
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     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
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


                                        [LOGO]

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              TO BE HELD APRIL 11, 1996


--------------------------------------------------------------------------------

To the Holders of Common Stock of
 INTERPHASE CORPORATION:

    NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Interphase Corporation, a Texas corporation (the "Company"), will be held at the offices of the Company, 13800 Senlac, Dallas, Texas on April 11, 1996 at 10:00 a.m., local time, for the following purposes:

    (a) to elect eight directors of the Company to serve until the next annual meeting of shareholders or until their respective successors shall be elected and qualified;

    (b) to ratify and approve an amendment to the Company's Amended and Restated Stock Option Plan to allow for the grant of nonqualified stock options at prices below fair market value;

    (c) to ratify and approve an amendment to the Company's Directors Stock Option Plan to provide for the automatic grant of an option to each director elected or appointed at a time other than an annual meeting of shareholders; and

    (d) to transact such other business as may properly come before the meeting or any adjournment thereof.

    IT IS DESIRABLE THAT AS LARGE A PROPORTION AS POSSIBLE OF THE SHAREHOLDERS' INTERESTS BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                       By order of the Board of Directors

                                       S. THOMAS THAWLEY
                                       SECRETARY

Dallas, Texas
March 15, 1996

                                INTERPHASE CORPORATION
                                     13800 SENLAC
                                 DALLAS, TEXAS  75234


                                   PROXY STATEMENT
                            ANNUAL MEETING OF SHAREHOLDERS
                              TO BE HELD APRIL 11, 1996

--------------------------------------------------------------------------------

    This Proxy Statement is furnished to shareholders of Interphase
Corporation, a Texas corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of shareholders to be held on April 11, 1996. Proxies in the form enclosed will be voted at the meeting, if properly executed, returned to the Company prior to the meeting and not revoked. The proxy may be revoked at any time before it is voted by giving written notice to the Secretary of the Company. This proxy statement is first being mailed to shareholders on or about March 15, 1996.

                      OUTSTANDING CAPITAL STOCK AND RECORD DATE

    The record date for shareholders entitled to notice of and to vote at the annual meeting is March 12, 1996. At the close of business on that date, the Company had issued, outstanding and entitled to be voted at the meeting 4,691,233 shares of Common Stock, no par value ("Common Stock").

                          ACTION TO BE TAKEN AT THE MEETING

    The accompanying proxy, unless the shareholder otherwise specifies in the proxy, will be voted (i) for the election as directors of the Company of the eight persons named under the caption "ELECTION OF DIRECTORS," (ii) to ratify and approve the amendment to the Company's Amended and Restated Stock Option Plan, as described under the caption "AMENDMENT OF AMENDED AND RESTATED STOCK OPTION PLAN," (iii) to ratify and approve the amendment to the Company's Directors Stock Option Plan, as described under the caption "AMENDMENT OF DIRECTORS STOCK OPTION PLAN," and (iv) at the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournment thereof.

    Where shareholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If any other matter or business is brought before the meeting, the proxy holders may vote the proxies at their discretion. The directors do not know of any such other matter or business.

                                  QUORUM AND VOTING

    The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the annual meeting. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share held in his name on the record date. Abstentions will be included in vote totals and, as such, will have the same effect on each proposal other than the election of directors as a negative vote. Broker non-votes, if any, will not be included in vote totals and, as such, will have no effect on any proposal.

                                PRINCIPAL SHAREHOLDERS

    The following table sets forth certain information as to the number of shares of Common Stock of the Company beneficially owned as of March 1, 1996 by
(i) each person who is known to the Company to own beneficially more than 5% of the outstanding Common Stock of the Company, (ii) certain executive officers and each director of the Company, (iii) all executive officers and directors as a group. Each of the persons named below has sole voting and investment power with respect to the shares of Common Stock beneficially owned by him or it unless otherwise indicated.


    Name and Address of                    Amount and Nature of      Percent
     Beneficial Owner                      Beneficial Ownership      of Class
---------------------------             --------------------------   --------
                                          (NUMBER OF SHARES)
Michael E. Cope (1)                         843,900(2)               18.0%
S. Thomas Thawley (1)                       301,125(2)                6.4%
R. Stephen Polley (1)                       118,112(2)                2.5%
David H. Segrest (1)                         54,400(2)                1.2%
James F. Halpin (1)                          12,000(2)                0.3%
Dale Crane (1)                               41,500(2)                0.9%
Paul N. Hug (1)                              37,300(2)                0.8%
Robert H. Lyon                                    0(3)                 -
Paula E. D. Jandura (1)                      10,533(4)                0.2%
James C. Gleason (1)                         18,300(4)                0.4%
Gregory R. Iverson (1)                            0                    -
Robert L. Drury (1)                           6,000(4)                0.1%
Ernest Godsey (1)                             6,000(4)                0.1%

All executive officers and directors
as a group (14 persons)                   1,449,170(5)               31.0%

Motorola, Inc.                              660,000(6)               14.1%
1303 E. Algonquin Road
Schaumburg, IL  60196

Third Avenue Value Fund, Inc.               300,000                   6.4%
767 Third Avenue
New York, NY  10017

Dimensional Fund Advisors, Inc.             239,100                   5.1%
1299 Ocean Avenue, 11th Floor
Santa Monica,  CA  90401


(1) The address for Messrs. Cope, Thawley, Polley, Segrest, Halpin, Crane, Hug, Gleason, Iverson, Drury, Godsey and Ms. Jandura is Interphase Corporation, 13800 Senlac, Dallas, TX 75234.

(2) Includes options issued to Mr. Polley to purchase 101,112 shares of Common Stock at exercise prices ranging from $4.50-$11.44 per share (fair market
    value on the date of grant).   Includes options issued to Mr. Cope to
    purchase 92,500 shares of  Common Stock at exercise prices ranging from
    $5.88-$10.25 per share (fair market value on the date of grant).   Includes
    options to purchase Common Stock with exercise prices ranging from $4.38-$16.88 per share (fair market value on the respective dates of grant) as follows: Mr. Crane, 29,500 shares; Mr. Hug, 29,500 shares; Mr. Segrest, 29,500 shares; Mr. Halpin,10,000 shares; and Mr. Thawley, 29,500 shares.

(3) Excludes 660,000 shares of Common Stock beneficially owned by Motorola, Inc., for which Mr. Lyon (an employee of Motorola, Inc.) serves as a director pursuant to Motorola, Inc.'s contractual right to nominate one director of the Company.

(4) Includes options to purchase Common Stock as follows: Mr. Gleason 7,800 shares; Ms. Jandura 4,000 shares; Mr. Drury 6,000 shares; Mr. Godsey 6,000 shares. See also section entitled "EXECUTIVE COMPENSATION."

(5) Includes 345,412 shares which may be acquired upon exercise of stock options.

(6) Excludes an additional 660,000 shares which may be acquired upon exercise of warrants held by Motorola, Inc., which warrants currently are not exercisable.



                                ELECTION OF DIRECTORS

    Eight directors are to be elected at the meeting. To be elected a director, each nominee must receive a plurality of all of the votes cast at the meeting for the election of directors. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election in his stead of any other person the Board of Directors may recommend. Each nominee has expressed his intention to serve the entire term for which election is sought.

    A brief description of each nominee for director of the Company is provided below. Directors hold office until the next annual meeting of the shareholders or until their successors are elected and qualified.

    R. STEPHEN POLLEY, 45, was hired as President and Chief Operating Officer of the Company in November 1993 and was appointed a director by the Board of Directors in November 1993. Effective June 1, 1994, Mr. Polley was also appointed Chief Executive Officer and Chairman of the Board of the Company. Mr. Polley is also the sole member of the New Employee Stock Option Committee of the Board of Directors. From August 1992 to June 1994, Mr. Polley served as a director for Computer Automation, Inc. Computer Automation provides various products and services for use in facsimile management systems, minicomputers and microcomputers. From 1987 to April 1992, Mr. Polley served as President, Chief Executive Officer and a director of Intellicall, Inc., a diversified supplier of telecommunications products and services including private pay telephones and microprocessor-based automated operator systems.

    MICHAEL E. COPE, 48, is a co-founder of the Company and has served as Chief Executive Officer, Treasurer and Chairman of the Board of Directors of the Company from inception in 1977 through the date of his retirement which was
effective May 31, 1994.   Mr. Cope also served as President of the Company since
inception until his resignation from this position in November 1993. Mr. Cope is a member of the Audit Committee.

    S. THOMAS THAWLEY, 54, is a co-founder of the Company and has served as Secretary and a director of the Company since its inception in 1977. Through November 1991 he also served as Executive Vice President of the Company.

    DALE CRANE, 48, was elected a director in 1983. He has been engaged in business and financial consulting and real estate development since 1976 as owner of The Dale Crane Company. Mr. Crane is a member of the Audit Committee and the General Stock Option Committee, and is Chairman of the Compensation Committee of the Board of Directors.

    JAMES E. HALPIN, 45, was appointed a director in 1995. He is the Chief Executive Officer of CompUSA.

    PAUL N. HUG, 52, was elected a director in 1983. He has been a certified public accountant engaged in public accounting practice as owner of Paul Hug & Co. CPA's since 1988. Mr. Hug is a member of the Compensation Committee and the General Stock Option Committee, and is Chairman of the Audit Committee of the Board of Directors.

    DAVID H. SEGREST, 51, was elected a director in 1983. He has been engaged in the practice of law since 1970 and has served as a partner of Gardere & Wynne, L.L.P., and its predecessors since 1975. Gardere & Wynne, L.L.P., has served as counsel to the Company since 1978. Mr. Segrest is a member of the Audit Committee and the Compensation Committee of the Board of Directors.

    ROBERT H. LYON, 61, was elected a director in March 1989. He is employed as the Vice President of Engineering of Motorola, Inc.'s Computer Group. For more than the past five years he has held a number of managerial positions in design and manufacturing at Motorola.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The Board of Directors has established four committees, the Audit
Committee, the Compensation Committee, the General Stock Option Committee, and the New Employee Stock Option Committee. The Audit Committee is composed of Mr.
Hug, Chairman, Mr. Crane, Mr. Segrest and  Mr. Cope.   The Audit Committee met
five times during (or with regard to) fiscal 1995. The Audit Committee's responsibilities are described below under the caption "AUDIT COMMITTEE CHAIRMAN'S LETTER". The Compensation Committee is composed of Mr. Crane, Chairman, Mr. Hug and Mr. Segrest. The Compensation Committee met three times during (or with regard to) fiscal 1995 and reviewed the executive compensation plan of the Company in light of industry practices and circumstances unique to the Company. The General Stock Option Committee is composed of Mr. Hug, Chairman, and Mr. Crane. The General Stock Option Committee met one time during (or with regard to) fiscal 1995. The General Stock Option Committee has the authority, as does the full Board of Directors, to grant stock options under the Amended and Restated Stock Option Plan. The New Employee Stock Option Committee is composed of one member, Mr. Polley. The New Employee Stock Option Committee has the authority to grant stock options under the Amended and Restated Stock Option Plan to newly hired employees of the Company for up to 5,000 shares of Common Stock of the Company per grant. It is not intended that the New Employee Stock Option Committee will grant options to officers or directors of the Company.

    The Board of Directors held nine meetings during the fiscal year ended October 31, 1995. None of the directors attended fewer than 75% of the meetings of the Board of Directors and its committees on which they served except for Mr. Lyon who attended six of the nine meetings of the Board of Directors and Mr. Halpin who attended the only meeting of the Board of Directors which he was eligible to attend.

COMPENSATION OF DIRECTORS

CASH COMPENSATION. The Company compensates five of its independent directors, Mr. Crane, Mr. Hug, Mr. Halpin, Mr. Segrest and Mr. Thawley, based upon the number of meetings attended, plus an annual retainer. This amount is reasonably estimated to be approximately $25,000 per year, per director. The remaining directors do not receive cash compensation.

DIRECTORS STOCK OPTIONS. In March 1990, the Company granted options to each of Mr. Crane, Mr. Hug and Mr. Segrest to purchase 11,500, 6,500 and 11,500 shares of Common Stock, respectively, at an exercise price of $4.75 per share (fair
market value on the date of grant).   As of March 1, 1996, each of these options
have been fully exercised.   In December 1993, the Company granted options to
each of Mr. Crane, Mr. Hug, Mr. Segrest and Mr. Thawley to purchase 12,000 shares of Common Stock (or 48,000 shares in the aggregate) at an exercise price of $4.38 (fair market value on the date of grant). Such options were fully vested upon grant and expire in 2003. In May 1994, each incumbent director, with the exception of Mr. Lyon, was granted an option for 12,500 shares of common stock (an aggregate of 75,000 shares). These options have an exercise price of $6.63 per share (fair market value on the date of grant) and are fully vested. In March 1995, each incumbent director, with the exception of Mr. Lyon, was granted an option under the Directors Stock Option Plan for 5,000 shares of Common Stock (an aggregate of 30,000 shares). These options have an exercise price of $10.25 per share (fair market value on the date of grant) and will fully vest at 5 p.m. on the day preceding the annual meeting. In September 1995, Mr. Halpin was granted an option under the Directors Stock Option Plan for 10,000 shares of Common Stock. This option has an exercise price of $16.88 per share (fair market value on the date of grant) and will fully vest at 5 p.m. on the day preceding the annual
meeting.   Mr. Lyon, in accordance with Motorola Inc.'s policy, has elected not to accept any of the options granted under the Directors Stock Option Plan.

AUDIT COMMITTEE CHAIRMAN'S LETTER

    The Audit Committee (under this caption, the "Committeee") of the Board of Directors is composed of Mr. Hug, Chairman, Mr. Cope, Mr. Crane, and Mr. Segrest. Other than Mr. Cope, none of these directors is a current or former employee of the Company.

    The purpose of the Audit Committee is to assist the Board of Directors in carrying out its responsibility to oversee the Company's internal controls and financial reporting process. The Committee may take whatever actions it deems necessary to carry out its function. At a minimum, however, the Committee is charged with taking the following actions:

1. Meeting privately with the independent public accountants prior to the public release of quarterly and annual operating results;
2. Meeting privately with the independent public accountants as soon as possible after receipt of the final audit report;
3. At least annually, meeting privately with the Company's outside counsel;
4.  At least annually, meeting privately with the Company's Chief
    Accounting Officer;
5. At least annually, meeting with the President, Chief Financial Officer and Chief Accounting Officer to discuss (a) any significant financial reporting issues discussed with the independent public accountants since the last meeting, (b) any significant legal issues discussed with the Company's outside legal counsel since the last meeting, and (c) any other matters which management or the Committee requests be discussed;
6. At least annually, reporting to the Board of Directors its activities since the last meeting or any other matters which the Committee feels should be brought to the Board's attention;
7.  Confirming management's selection of the independent public accountants; and
8. Writing a letter to be included in the Company's Annual Report or Proxy Statement describing the Committee's responsibilities and activities during the year.

    The Committee took all these actions during (or with regard to) the fiscal year ended October 31, 1995. In its private meetings with the independent public accountants, the Committee inquired as to such things as its overall level of comfort with the Company's financial statements and internal controls, whether it considered management's determination of reserves and other estimates used in preparing the financial statements to be reasonable, whether there had been any disagreement (resolved or not) with management regarding any financial reporting issue, and if there were any other matters which needed to be brought to the Committee's attention.


December 6, 1995                            Paul N. Hug
                                            Chairman

                                EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    The Compensation Committee (under this caption, the "Committee") is responsible for structuring and monitoring the Company's executive compensation program. The Committee is composed of three non-employee members of the Board of Directors: Mr. Crane, Chairman, Mr. Hug and Mr. Segrest. Recommendations of the Committee are ultimately reviewed, considered and approved by the Board of Directors; however, after the executive compensation program has been approved by the Board of Directors, the Committee performs ministerial functions effecting and implementing aspects of the program on behalf of the Board of Directors.

    The Committee views its primary objective to be the structuring of a compensation strategy designed to align the interests of executives with the interests of shareholders by creating incentives which are performance-based and tied to the attainment of overall Company goals. The markets in which the Company competes are highly competitive and to succeed in them over the long term the Company must be able to attract, motivate and retain executives with extraordinary qualifications and talents. The Committee evaluates the compensation strategy and compensation plans accordingly.

    Salient components of the executive compensation program include annual salary, annual bonus plan and stock option grants.

ANNUAL SALARY

    The Committee attempts to establish annual salary levels that are appropriate with regard to (i) competitive salary levels, (ii) qualifications and experience, and (iii) the longevity, performance and responsibility of the executive. At least annually, the Committee reviews executive salaries and recommends adjustments where appropriate.

EXECUTIVE BONUS PLAN

    The executive bonus plan is intended to link executive compensation with the attainment of (i) defined Company goals on a quarterly and annual basis, and
(ii) individual personal objectives of the executive.

    Each fiscal year the Committee, after consulting with management of the Company, establishes quarterly and annual financial targets for the Company. Also, the Committee approves specific personal objectives of each executive. Personal objectives typically are goals benefiting the Company for which the particular executive's contribution is significant and identifiable. A target annual bonus amount is established based upon these financial targets and personal objectives. The actual payment of bonuses is primarily dependent upon the extent to which these Company-wide and personal bonus objectives are achieved.

STOCK OPTIONS GRANTS

    Through the granting of stock options the Company intends to align the executives' long term interests with those of the shareholders of the Company by tying executive compensation to the long term performance of the Company's stock price. This is the Company's principal long-term incentive to executives.

    The Committee recommends to the General Stock Option Committee the number of shares to be granted to an executive based upon several factors including, but not limited to, management's recommendation, the executive's salary level, performance, position, contribution to the management team, and contribution to the overall success of the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

    During fiscal 1995, Mr. Polley received a base salary of $200,000 under an employment agreement with the Company. Additionally, Mr. Polley participated in the 1995 annual bonus plan which established specific operating objectives related to Company-wide financial performance plus certain defined personal goals of the CEO, including development and implementation of key product and strategic plans of the Company. As a result of the Company exceeding its financial objectives and Mr. Polley attaining all of his personal objectives, he was awarded an annual bonus of $96,000, which amount was consistent with the formula provided for in the plan adopted by the Board of Directors.

SUMMARY

    The Compensation Committee, in its judgment, has established executive compensation levels which reflect the Committee's desire to reward executives for individual contribution to the attainment of the Company's goals while linking each executive's financial opportunity with increased value to the shareholders.


                        THE COMPENSATION COMMITTEE

                             Dale Crane
                             Paul N. Hug
                             David H. Segrest

EMPLOYMENT  AGREEMENT

    The Board of Directors approved Mr. Polley's current employment agreement, effective November 9, 1994, pursuant to which the Company employs Mr. Polley as its Chairman of the Board, Chief Executive Officer, Chief Operating Officer and President until November 9, 1997, at a base salary of $200,000 per year. In addition, in accordance with his employment agreement, Mr. Polley (i) received a non-qualified stock option for 150,000 common shares, (ii) is entitled to an annual bonus based upon the guidelines contained in the Company's Executive Bonus Plan, with his "annual bonus target" being established by the Compensation Committee, and (iii) is entitled to certain benefits available to officers of the Company generally.

    Mr. Polley's employment agreement permits the Company to terminate Mr. Polley without further compensation for overt misconduct. The Company is also able to terminate Mr. Polley for any reason or no reason upon 30 days written notice to Mr. Polley. If the Company terminates Mr. Polley for any reason other than overt misconduct, then Mr. Polley will be entitled to (i) receive severance compensation equal to his base salary for the greater of the remainder of the term of his employment agreement or twelve months, (ii) receive a pro rata payment of his bonus for the year in which he is terminated, and (iii) payment of health insurance premiums for the same term that he receives severance compensation payments.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Segrest is a member of the Compensation Committee and the Audit Committee of the Board of Directors of the Company. Mr. Segrest is also a partner of Gardere & Wynne, L.L.P., the Company's general counsel. Mr. Segrest and others at Gardere & Wynne, L.L.P., provide legal services to the Company and are typically compensated at prevailing hourly rates. During fiscal 1995, the Company paid Mr. Segrest (for services as a director) and Gardere & Wynne, L.L.P., approximately $288,000 for services provided.

SUMMARY COMPENSATION TABLE

    A summary compensation table has been provided below and includes individual compensation information on the Chief Executive Officer and certain other executive officers (collectively, the "Named Executive Officers") during fiscal 1995.


                                                                                           Long-term
                                                    Annual Compensation (1)               Compensation
                                           ----------------------------------------     -----------------
                                                                         Other             Securities
                                                                         Annual            Underlying           All Other
     Name and                               Salary      Bonus          Compensation     Options/SAR's (3)    Compensation (2)
    Principal Position             Year       ($)        ($)               ($)                (#)                    ($)
---------------------------        -----   ---------   --------       ------------      -----------------    ----------------
R. Stephen Polley                  1995    $200,000    $96,000            ---               155,000              $8,868
  Chairman of the Board,           1994     162,917     84,000            ---               162,500               8,778
  Chief Executive Officer,         1993         ---        ---            ---                   ---                 ---
  President and
  Chief Operating Officer

James C. Gleason                   1995     130,000     61,000            ---                25,000              10,644
  Vice President of                1994     111,250     51,000            ---                80,000              11,844
  Sales and Operations             1993     105,000        ---            ---                19,500               8,400

Paula E.D. Jandura                 1995     110,000     49,000            ---                10,000               3,300
  Vice President of                1994     102,083     42,000            ---                35,000               8,556
  Administration                   1993     100,000        ---            ---                15,000               8,004

Robert L. Drury                    1995     110,000     49,000            ---                10,000               7,548
  Chief Financial Officer,         1994      99,167     42,000            ---                30,000               6,104
  Vice President of Finance        1993      87,083        ---            ---                40,000               7,596
  and Treasurer

Ernest E. Godsey                   1995     110,000     49,000            ---                10,000               7,548
  Vice President of                1994      95,000     34,000            ---                30,000               9,298
 Business Development              1993      88,749        ---            ---                40,000               8,987

Greg R. Iverson                    1995      76,667        ---            ---                24,000              64,913
  Former Vice President            1994     115,000     25,000            ---                60,000               9,572
  of Marketing                     1993      61,917        ---            ---                40,000               4,025

(1) The table does not include the cost to the Company of benefits furnished to certain officers, including premiums for life and health insurance. No executive officer named above received other compensation in excess of the lesser of $50,000 or 10% of such officers' salary and bonus compensation.

(2) Except as provided in the next sentance, "All Other Compensation" consists of matching and discretionary (as defined) payments by the Company pursuant to its 401(k) plan as well as payment of accrued, but unused, vacation benefits pursuant to Company policy. Mr. Iverson's amount includes $56,142 paid to Mr. Iverson in accordance with that certain Separation Agreement, dated effective June 30, 1995, between the Company and Mr. Iverson, and $8,771 related to 401k plan benefits.

(3) The number of securities included in this table is inclusive of new repricing grants. See table under the caption "TEN YEAR OPTION/SAR REPRICING."

OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table provides information with respect to stock options/SARs granted to the Named Executive Officers during the fiscal year ended October 31, 1995. The potential realized value reported below assumes compounded annual rates of return over the term of the options (six or ten years).


                                                        Percent of
                                 Number of            Total Options/                                 Potential Reliazable Value
                                Securities             SARs Granted                                    at Assumed Annual Rates
                                Underlying             to Employees                                  of Stock Price Appreciation
                               Options/SARs              in Fiscal     Exercise        Expi-               for Option Term
                                Granted (1)                Year          Price        ration         5 Percent        10 Percent
      Name                         (#)                     (%)            ($)          Date             ($)               ($)
-------------------            ------------           --------------   --------      -------        ----------        ----------
R. Stephen Polley               150,000                   26%          $11.44       11/8/04        $1,079,183        $2,734,862
                                  5,000                    1%           10.25       3/21/00            17,430            39,543

James C. Gleason                 25,000                    4%           11.44       11/8/04           179,864           455,810

Paula E. D. Jandura              10,000                    2%           11.44       11/8/04            71,946           182,324

Robert L. Drury                  10,000                    2%           11.44       11/8/04            71,946           182,324

Ernest E. Godsey                 10,000                    2%           11.44       11/8/04            71,946           182,324

Gregory R. Iverson               24,000                    4%           11.44       9/30/97            28,142            57,658


(1) The number of securities included in this table is inclusive of new repricing grants. See table under the caption "TEN YEAR OPTION/SAR REPRICING."

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
  AND FISCAL YEAREND OPTION/SAR VALUES

    The following table discloses incentive stock option exercises for the Named Executive Officers during the fiscal year ended October 31, 1995. In addition, the number and value of unexercised options/SARs that were outstanding at October 31, 1995 are summarized in the table. A distinction is made between options/SARs that were exercisable (vested) at October 31, 1995 and those options/SARs that were not exercisable at October 31, 1995.


                                                                  Number of Securities               Value of Unexercised
                                                                Underlying  Unexercised                  In-The-Money
                               Shares                                 Options/SARs                       Options/SARs
                              Acquired           Value             at fiscal Year End                  at fiscal Year End
                             On Exercise       Realized        Exercisable/Unexercisable           Exercisable/Unexercisable
       Name                      (#)              ($)                     (#)                                 ($)
-------------------          -----------       --------      ----------------------------     -------------------------------
R. Stephen Polley              7,500          $82,500       43,890       /       266,110     $280,605       /       $793,020

James C. Gleason              17,800          192,110        1,800       /        69,400       13,500       /        273,840

Paula E. D. Jandura           30,333          395,783        1,000       /        36,000        7,500       /        165,020

Robert L. Drury                7,000           80,100        4,000       /        34,000       30,000       /        158,040

Ernest E. Godsey              11,000           12,860        4,000       /        30,000       30,000       /        128,040

Gregory R. Iverson            10,000           60,255            -       /        24,000            -       /          1,440


TEN YEAR OPTION/SAR REPRICING

    The following table discloses the impact of all incentive stock option repricings during the past 10 years for the Named Executive Officers. The repricing that occurred in October 1993 was offered to all grantees of incentive stock options and gave the holder the right to surrender existing option(s) for new options which were priced at the fair market value of the Company's Common Stock on the date of the repricing. All repriced options are subject to normal vesting terms and therefore, cumulative vesting has been forfeited for all options that were surrendered.


                                                                                                                     Length of
                                              Number of            Market                                            Original
                                             Securities          Price of          Exercise                         Option Term
                                             Underlying          Stock at          Price at                          Remaining
                                            Options/SARs          Time of           Time of            New           at Date of
                                            Repriced or         Repricing/        Repricing/        Exercise         Repricing/
                                              Amended           Amendment         Amendment           Price          Amendment
         Name                  Date             (#)                ($)               ($)               ($)            (months)
-------------------         --------        ------------        ----------        ----------        --------        -----------
James C. Gleason            6/21/93              40,000             $5.88             $6.63           $5.88                 71
                           10/20/93               5,000              4.00              8.00            4.00                  7
                           10/20/93               4,000              4.00              6.88            4.00                 51
                            8/11/93                 500              4.69              6.25            4.69                  1

Paula E. D. Jandura         6/21/94              15,000              5.88              6.63            5.88                 71
                            6/21/94               5,000              5.88              8.00            5.88                  0
                           10/20/93               5,000              4.00              6.88            4.00                 50

Robert. L. Drury            6/21/94              15,000              5.88              6.63            5.88                 71
                           10/20/93              20,000              4.00              6.88            4.00                 62

Ernest E. Godsey            6/21/94              15,000              5.88              6.63            5.88                 71
                           10/20/93              20,000              4.00              6.88            4.00                 62

Gregory R. Iverson          6/21/94              30,000              5.88              6.63            5.88                 71
                           10/20/93              20,000              4.00              6.75            4.00                 66

                                           12

STOCK PERFORMANCE GRAPH

The following chart compares the cumulative total shareholder return on Common Stock during the five fiscal years ended October 31, 1995 with the cumulative total return on the NASDAQ market index and a peer group index. The peer group consists of companies with the same four-digit SIC code as the Company (3577). The Company relied upon information provided by another firm with respect to the peer group stock performance. The Company did not attempt to validate the
information supplied to it other than review it for reasonableness.   The
comparison assumes $100 was invested on October 31, 1990 in the Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

[GRAPH]

                 AMENDMENT OF AMENDED AND RESTATED STOCK OPTION PLAN

    In 1984, the Company adopted a stock option plan for employees, which was amended and restated in 1994 (the "Employee Plan"). The Employee Plan covers 1,350,000 shares of Common Stock. All employees of the Company are eligible for grants, and the Company receives no consideration as a result of option grants or extensions. The Employee Plan is administered by the Board of Directors.
The Board of Directors has delegated the authority to grant stock options under the Employee Plan to a General Stock Option Committee and a New Employee Stock Option Committee. See also "ELECTION OF DIRECTORS-COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS."

    Incentive options ("Incentive Options") may be granted for a term of up to five years in the case of employees who own in excess of 10% of the combined voting power of all classes of the Company's stock and up to ten years in the case of all other employees. Nonqualified stock options ("Nonqualified Stock Options" ) may be granted for a term of up to ten years to all employees. Incentive Options may be granted to purchase shares at not less than their fair market value as of the date of grant, or 110% of fair market value in the case of any employee holding in excess of 10% of the outstanding stock as of the date of the grant. Prior to the subject amendment, Nonqualified Stock Options could not be granted to purchase shares at less than their fair market value as of the date of grant. Options granted under the Employee Plan cannot be transferred other than by will or by the laws of descent and distribution. The fair market value of the Common Stock as of March 1, 1996, was $11.125 per share.

    The Board of Directors has adopted an amendment to the Employee Plan (see Exhibit A), subject to the approval of the shareholders at the annual meeting. The effect of the amendment is to allow for the exercise price for Nonqualified Stock Options granted under the Employee Plan to be any price determined by the Board of Directors or the applicable committee of the Board of Directors.

    The purpose of the Employee Plan is to strengthen the Company's ability to attract and retain key employees and to furnish additional incentives to such persons by encouraging them to become owners of Common Stock.

    The Employee Plan provides that if an optionee dies or becomes disabled while in the employ of the Company but prior to termination of his right to exercise an option in accordance with the provisions of his stock option agreement without having totally exercised his option, the option may be exercised, to the extent of the shares with respect to which the option could have been exercised by the optionee on the date of the optionee's death or disability, by (i) the optionee's estate or by the person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of the optionee in the event of the optionee's death, or (ii) the optionee or his personal representative in the event of the optionee's disability, provided the option is exercised prior to the date of its expiration or not more than one year from the date of the optionee's death or disability whichever first occurs.

    Shares to be optioned and sold under the Employee Plan may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares that by reason of the expiration of an option or otherwise are no longer subject to purchase pursuant to an option granted under the Employee Plan may be reoffered under the Employee Plan.

    The Employee Plan may be amended or discontinued by the Board of Directors without the approval of the shareholders of the Company, except that any amendment that would (a) materially increase the benefits accruing to participants under the Employee Plan, (b) materially increase the number of securities that may be issued under the Employee Plan, or (c) materially modify the requirements or eligibility for participation in the Employee Plan must be approved by the shareholders of the Company.

    Unless sooner terminated by action of the Board of Directors, the Employee Plan will terminate on November 8, 2004.

    Pursuant to the Employee Plan the following options are outstanding: Mr. Polley - 292,500 shares, Mr. Gleason - 71,200 shares, Ms. Jandura -37,000 shares, Mr. Drury - 38,000 shares, Mr. Godsey - 34,000, and Mr. Iverson - 24,000 shares. All current executive officers as a group have outstanding options under the Employee Plan covering 502,700 shares of Common Stock. As of March 1, 1996, options covering 935,190 shares of Common Stock were outstanding under the Employee Plan. No current director who is not an executive officer holds any option under the Employee Plan.

    Incentive Options granted under the Employee Plan are currently entitled to "incentive stock option" treatment for federal income tax purposes provided by
Section 422 of the Internal Revenue Code. An optionee, upon exercise of an Incentive Option under the Employee Plan, will not realize taxable income, nor will the Company then be entitled to a deduction. The optionee's gain on exercise (the excess of the fair market value at the time of exercise over the exercise price) of an Incentive Option is a tax preference item and, accordingly, is included in the computation of alternative minimum taxable income. The gain realized upon the subsequent disposition of the stock acquired upon exercise of the Incentive Option will be entitled to capital gain treatment, provided that no such disposition is made within two years after the Incentive Option was granted or one year after the Incentive Option was exercised. If such holding period requirements are not satisfied, the optionee will recognize ordinary income equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or, (ii) the amount realized on the disposition minus the exercise price, and may receive a credit against income tax to the extent alternative minimum tax liability was incurred upon exercise. If the optionee must recognize ordinary income, the Company will be entitled to a corresponding deduction.

    Under present federal income tax laws, the grant of Nonqualified Stock Options under the Employee Plan will not result in taxable income to the optionee. Generally, the exercise of a Nonqualified Stock Option under the Employee Plan will result in recognition of ordinary income following exercise in an amount equal to the excess of the then fair market value of shares acquired over the exercise price for those shares. The Company will be entitled to a corresponding deduction at that time.

    The foregoing statements are based upon federal income tax laws and regulations and are subject to change if the tax laws and regulations, or interpretations thereof, change.

    The amendment to the Employee Plan is being submitted for shareholder approval in order to satisfy one of the conditions set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. Approval of the amendment will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to be voted at the meeting. The Board of Directors has approved the amendment and recommends that the shareholders vote "for" approval of the amendment to the Employee Plan.

                       AMENDMENT OF DIRECTORS STOCK OPTION PLAN

    In 1994, the Board of Directors of the Company formalized its program of granting stock options to the Directors (the "Directors Plan"), which provides for the grant of stock options for up to 500,000 shares of Common Stock of the Company. All directors of the Company are eligible for grants under the Directors Plan, and the Company receives no consideration as a result of option grants or extensions. The Directors Plan is administered by the Board of Directors.

    The Directors Plan provides that options granted prior to May 6, 1994 (the "Prior Options"), by the Board of Directors to Messrs. Crane, Hug, Segrest, and Thawley will continue in accordance with the terms of the respective nonqualified stock option agreements issued by the Company to such directors. The Directors Plan further provides that, on May 6, 1994, each director of the Company was granted a five-year option to purchase 12,500 shares of Common Stock of the Company at an option price equal to the closing price of the Company's Common Stock on May 6, 1994 (the "1994 Options"). The Directors Plan further provides that in each year during the term of the Directors Plan each director elected at the annual shareholders meeting (beginning with the 1995 Annual Meeting of Shareholders) who has not previously served as a director of the Company will automatically be granted a five-year option to purchase 10,000 shares of Common Stock at an option price equal to the closing price of Common Stock on the date of such annual shareholders meeting. The Directors Plan further provides that in each year during the term of the Directors Plan each other director elected at the annual shareholders meeting (beginning with the 1995 Annual Meeting of Shareholders) will automatically be granted a five-year option to purchase 5,000 shares of Common Stock at an option price equal to the closing price of Common Stock on the date of such annual shareholders meeting. As of March 1, 1996, the aggregate number of shares for which options have been granted under the Directors Plan is 115,000.

    The Prior Options will vest in accordance with their respective terms. The 1994 Options were fully vested on May 6, 1994. All other options granted under the Directors Plan will only be exercisable if the optionee is a director of the Company on the day preceding the annual shareholders meeting which follows the date the option is granted. See also "ELECTION OF DIRECTORS-COMPENSATION OF DIRECTORS."

    Directors may elect by written notice to the Company not to receive one or more option grants under the Directors Plan. Each director accepting an option under the Directors Plan will sign a stock option agreement in the form approved by the Board of Directors. Options cannot be transferred except by will or the laws of descent and distribution. The fair market value of the Common Stock as of March 1, 1996, was $11.125 per share.

    The Board of Directors has adopted an amendment to the Directors Plan (see Exhibit B), subject to the approval of the shareholders at the annual meeting. The effect of the amendment is to provide for the automatic grant of an option to each newly elected or appointed director immediately upon his election or appointment even if elected or appointed at a time other than an annual shareholders meeting.


    The purpose of the Directors Plan is to provide directors of the Company with a proprietary interest in the Company through the granting of options which will increase the interest of the directors in the Company's welfare, furnish an incentive to the directors to continue their services for the Company, and provide a means through which the Company may attract able persons to serve on the Board of Directors.

    The Directors Plan provides that if an optionee dies or becomes disabled prior to termination of his right to exercise an option in accordance with the provisions of his stock option agreement without having totally exercised his option, the option may be exercised at any time prior to the date of its expiration by (i) the optionee's estate or by the person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of the optionee in the event of the optionee's death, or (ii) the optionee or his personal representative in the event of the optionee's disability, subject to the other terms of the Directors Plan and applicable laws, rules, and regulations.

    Shares to be optioned and sold under the Directors Plan may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares that by reason of the expiration of an option or otherwise are no longer subject to purchase pursuant to an option granted under the Directors Plan may be reoffered under the Directors Plan.

    The Directors Plan may be amended or discontinued by the Board of Directors without the approval of the shareholders of the Company, except that any amendment that would (a) materially increase the benefits accruing to participants under the Directors Plan, (b) materially increase the number of securities that may be issued under the Directors Plan, or (c) materially modify the requirement of eligibility for participation in the Directors Plan, must be approved by the shareholders of the Company. In addition, the Directors Plan cannot be amended more than once in any six-month period, except in limited circumstances.

    Unless sooner terminated by action of the Board of Directors, the Directors Plan will terminate on May 5, 2004.

    Under present federal income tax laws, the grant of an option under the Directors Plan will not result in taxable income to the director. Generally, the exercise of an option granted under the Directors Plan will result in the recognition of ordinary income following exercise in an amount equal to the excess of the then fair market value of shares acquired over the exercise price for those shares. The Company will be entitled to a corresponding deduction at that time. The foregoing statements are based upon federal income tax laws and regulations and are subject to change if the laws and regulations, or interpretations thereof, change.

    The amendment to the Directors Plan is being submitted for shareholder approval in order to satisfy one of the conditions set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. Approval of the amendment will require the affirmative vote of the holders of majority of the shares of Common Stock present in person or by proxy and entitled to be voted at the meeting. The Board of Directors has unanimously approved the amendment and recommends that the shareholders vote "for" approval of the amendment to the Directors Plan.

                                 CERTAIN TRANSACTIONS

    David H. Segrest, a director of the Company, is a partner in the law firm of Gardere & Wynne, L.L.P., which acts as general counsel to the Company. Michael E. Cope, a director of the Company and a former officer of the Company, was paid approximately $153,000 during the fiscal year ended October 31, 1995, in accordance with that certain Separation Agreement, dated effective June 1, 1994, between the Company and Mr. Cope.

             COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and furnish the Company with a copy. Based solely on the Company's review of the copies of such forms it has received, the Company believes that all its officers, directors, and greater than ten percent shareholders complied with all filing requirements applicable to them during the reporting period ended October 31, 1995.

                   RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    ARTHUR ANDERSEN LLP served as the independent auditors of the Company for the fiscal year ended October 31, 1995. A representative of ARTHUR ANDERSEN LLP is expected to be present at the annual meeting and will have the opportunity to make a statement and will be available to answer appropriate shareholder questions.

                               SHAREHOLDERS' PROPOSALS

    Any proposals that shareholders of the Company desire to have presented at the 1997 annual meeting of shareholders must be received by the Company at its principal executive offices no later than November 15, 1996.

                                    MISCELLANEOUS

    The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of the Company.

    Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.


                                             By Order of the Board of Directors

                                                      S. THOMAS THAWLEY
                                                           Secretary
Dallas, Texas
March 15, 1996

                                      EXHIBIT A


    Resolved that the Amended and Restated Stock Option Plan of the Company be, and it hereby is, amended by restating Section 9 which reads:

         9. OPTION PRICE. The option price shall not be less than 100% of the fair market value per share of the Common Stock on the date the option is granted.

So that it will be revised to read:

         9. OPTION PRICE. The option price for Incentive Options shall not be less than 100% of the fair market value per share of the Common Stock on the date the Incentive Option is granted. The option price for Nonqualified Options shall be, as determined by the Board, any price per share of the Common Stock that is greater than par value per share of the Common Stock.

                                      EXHIBIT B

    Resolved that the Directors Stock Option Plan of the Company be, and it hereby is, amended by restating Sections 5(b)-(e), 6, 7, and 11(a) which read:

         5. ALLOTMENT OF SHARES. Grants of options under the Plan shall be as described in this Section 5.

         (b)  Subject to approval by the Company's stockholders pursuant to
    Section 5(f), each director of the Company on the Effective Date shall be granted an option, effective as of the date establishing the option price under Section 7 (the "Grant Date"), to purchase 12,500 shares of Common Stock of the Company.

         (c) Each director of the Company elected at the annual stockholders meeting who has not previously served as a director of the Company shall be granted an option, effective as of the Grant Date, to purchase 10,000 shares of Common Stock of the Company.

         (d) Each other director of the Company elected at the annual stockholders meeting shall be granted an option, effective as of the Grant Date, to purchase 5,000 shares of Common Stock of the Company.

         (e) Directors may elect by written notice to the Company not to receive one or more option grants hereunder, as follows:

              (i) With respect to an initial option grant, by electing on the Effective Date or the date of initial election as a director.

              (ii) With respect to other grants, by electing at least six months in advance of the Grant Date of the option.

         6. GRANT OF OPTIONS. All options under the Plan shall be automatically granted as provided in Section 5. The grant of options shall be evidenced by stock option agreements containing such terms and provisions as are approved by the Board, but not inconsistent with the Plan. The Company shall execute stock option agreements upon instructions from the Board.

         7. OPTION PRICE. Except for options described in Section 5(a), the option price shall be equal to the closing price of Common Stock of the Company on (a) for grants under Section 5(b), the date of adoption of the Plan by the Board and (b) for all subsequent grants, the date of the Company's annual stockholders meeting.

         11.  VESTING.

         (a) Options described in Section 5(a) will vest in accordance with their respective terms. Options described in Section 5(b) will be fully vested on the Grant Date. All other options will only be exercisable if the participant is a director of the Company on the day preceding the annual stockholders meeting which follows the Grant Date of the option.

So that such sections will be revised to read:

         5. ALLOTMENT OF SHARES. Grants of options under the Plan shall be described in this Section 5.

         (b) Subject to approval by the Company's stockholders pursuant to Section 5(f), each director of the Company on the Effective Date shall be granted an option, effective as of the date establishing the option price under Section 7, to purchase 12,500 shares of Common
Stock of the Company.

         (c) Each director of the Company who has not, during the three-year period preceding the date of his election or appointment to the Board, served as a director of the Company shall be granted an option, effective as of the date of his election or appointment to the Board (the "Initial Grant Date"), to purchase 10,000 shares of Common Stock of the Company, and each director of the Company who has served as a director of the Company during such three-year period but who was not elected at the preceding annual stockholders meeting shall be granted an option, effective as of the Initial Grant Date, to purchase 5,000 shares of Common Stock of the Company.

         (d) Each director of the Company elected at the annual stockholders meeting shall be granted an option, effective as of the date of the annual stockholders meeting (the "Annual Grant Date"), to purchase 5,000 shares of Common Stock of the Company. This Section 5(d) shall not apply to a director whose Initial Grant Date is on the same date as the Annual Grant Date.

         (e) Directors may elect by written notice to the Company not to receive one or more option grants hereunder, by so electing on or before the Effective Date, on or before the Initial Grant Date, or at least six months in advance of the Annual Grant Date (unless the director was elected
or appointed   less than six months in advance of the Annual Grant Date, in which case he may then so elect on or before the Initial Grant Date), whichever is applicable, of the option.

         6. GRANT OF OPTIONS. All options under the Plan shall be automatically granted as provided in Section 5. The grant of options shall be evidenced by stock option agreements containing such terms and provisions as are approved by the Board, but not inconsistent with the Plan.

         7. OPTION PRICE. Except for options described in Section 5(a), the option price shall be equal to the closing price of Common Stock of the Company on (a) for grants under Section 5(b), the date of adoption of the Plan by the Board and (b) for all subsequent grants, the Initial Grant Date or the Annual Grant Date, whichever is applicable, on which such grants are made.

         11.  VESTING.

         (a) Options described in Section 5(a) will vest in accordance with their respective terms. Options described in Section 5(b) will be fully vested on the date of grant of the options. All other options will only be exercisable if the participant is a director of the Company on the day preceding the annual stockholders meeting which follows the date of grant of the option.